                                                                       EXHIBIT 5


                                February 4, 2003



Kinder Morgan, Inc.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas  77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc. (the "Company"), a Kansas corporation, in connection with the proposed offering by the Company from time to time of up to an aggregate amount of $2,000,000,000 of the Company's common stock (the "Stock") and debt securities, whether senior or subordinated (collectively, the "Debt Securities"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Stock and the Debt Securities.

We have examined originals or copies certified by officers of the Company of (a) the Indentures, each dated as of January 31, 2003 (collectively, the "Indentures"), by and between the Company and Wachovia Bank, National Association, as Trustee (the "Trustee"), pursuant to which the senior debt securities and the subordinated debt securities, as applicable, will be issued,
(b) the restated Articles of Incorporation and By-laws of the Company, each as amended to date, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee.

Kinder Morgan, Inc.
February 4, 2003
Page 2


Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. the Company is validly existing and in good standing as a corporation under the laws of the State of Kansas;

         2. the Debt Securities have been validly authorized for issuance, and (subject to the Indentures being qualified under the Trust Indenture Act of 1939, as amended) when the terms thereof and their respective issue and sale have been established, and when the Debt Securities have been duly executed (manually or in facsimile) by duly authorized officers of the Company and duly authenticated by the Trustee, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by the Company of the purchase price thereof, the Debt Securities will be validly issued and legally binding obligations of the Company entitled to the benefits of the applicable Indenture; and

         3. the issuance of the Stock has been duly authorized, and when the terms of its issue and sale have been duly established, upon the issuance and delivery of the Stock as set forth in the Registration Statement, and upon receipt by the Company of the purchase price therefor, the Stock will have been validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to the Kansas Business Corporation Code and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.


                                           Very truly yours,

                                           /s/ BRACEWELL & PATTERSON, L.L.P.

                                           Bracewell & Patterson, L.L.P.